THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT FOR DISTRIBUTION, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT THERETO UNDER SUCH ACT UNLESS SOLD PURSUANT TO RULE 144 OF THAT ACT OR UNLESS THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER IS OTHERWISE EXEMPT FROM REGISTRATION. THE COMPANY MAY REQUEST A WRITTEN OPINION OF COUNSEL (FROM COUNSEL ACCEPTABLE TO THE COMPANY) SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH SALE, PLEDGE OR HYPOTHECATION, OR OTHER TRANSFER. THIS NOTE OR ANY SECURITY ISSUABLE UPON THE CONVERSION HEREOF MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, PLEDGE, HYPOTHECATION OR ANY OTHER TRANSFER OF ANY INTEREST IN THIS NOTE OR ANY SUCH SECURITY.

                           CONVERTIBLE PROMISSORY NOTE

$1,691,885.67                                                     March 25, 2003
                                                            Knoxville, Tennessee

         FOR VALUE RECEIVED, National Coal Corporation, a Tennessee corporation ("Company"), promises to pay to the order of The Webb Group ("Holder"), or its registered assigns, the principal sum of ONE MILLION SIX HUNDRED NINETY-ONE THOUSAND EIGHT HUNDRED EIGHTY-FIVE DOLLARS AND 67/100 ($1,691,885.67), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Convertible Promissory Note (this "Note") on the unpaid principal balance at a rate equal to 12% per annum, computed on the basis of the actual number of days elapsed and a year of 365 or 366 days, as the case may be, compounded annually. Interest on the outstanding principal balance of this Note shall be payable at Note Maturity Date as described in Section 2. Subject to Section 5, all unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the Note Maturity Date (as defined below). Subject to Section 5, any unpaid principal and accrued and unpaid interest on the Note Maturity Date shall be payable in cash. Upon payment in full of all principal and interest payable hereunder, this Note shall be surrendered to the Company for cancellation.

         This Note is being issued as a corrected promissory note to the Promissory Note dated March 25, 2003 (the "Original Note") to incorporate terms originally agreed to by the Company and the Holder but inadvertently omitted from the original note, it being understood and agreed that there has been no extinguishment of the obligations of the Company under the Original Note, but, rather, such obligations are restated herein. This Note and the similar Convertible Promissory Note originally issued to the Holder and reissued as of the date hereof are collectively referred to as the "Notes." Concurrently herewith, the Holder also acquired Warrants to Purchase Common Stock (the "Warrants").

     The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder, by the acceptance of this Note, agrees:


1.       Certain Definitions.
         --------------------

          (a) "Common Stock" means shares of the common stock, $0.0001 par value per share, of the Company.

          (b)  "Event of Default"  means any of the events  specified as such in
               Section 4(a).

          (c) "Holder" means the person or entity specified in the introductory paragraph of this Note or any transferee that is at the time the registered holder of this Note. The Holder or transferee is an "accredited investor" as defined under U.S. federal securities laws or otherwise will qualify to allow this offering to take place as a private placement under applicable securities laws.

          (d) "Note Maturity Date" shall mean the earlier of (i) September 25, 2003, or, (ii) the date as of which the outstanding principal and accrued interest on this Note and all other payments payable hereunder are due and payable by the Holder pursuant to Section 4.2.

     Other capitalized terms not defined in this Note have the same meaning as in the Warrants.

2.       Interest.
         --------

         This Note will bear interest at a rate of 12% per annum. Accrued interest on this Note shall be due and payable in cash on the Note Maturity Date, whether by acceleration, scheduled maturity or otherwise, unless such amounts are converted into Common Stock pursuant to the terms set forth herein. Subject to Section 5, any accrued interest on this Note shall be payable in cash or, at the option of the Holder, in shares of Common Stock valued at the arithmetic mean of the Closing Sale Price of the Company's Common Stock for the 30 day period ending on the day prior to the Note Maturity Date.

3.       Prepayment.
         ----------

         The Company shall have the right, but not the obligation, at any time prior to the Note Maturity Date, upon five (5) business days written notice (the "Notice Period") to prepay the Note(s) in cash in an amount equal to the Principal Amount thereof plus accrued interest. During the Notice Period, the Holder may exercise its conversion rights as outlined in Section 5 herein, which, if exercised, would negate the Company's prepayment option.

4.       Events of Default.
         -----------------

          4.1 Event of Default. Each of the following events shall constitute an "Event of Default" under this Note:

               (a) Subject to Section 5, the Company fails to pay all amounts owed within ten business days of the Note Maturity Date as required under the terms of this Note.

               (b) The Company (i) applies for or consents to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) is unable, or admits in writing its inability, to pay its debts for borrowed money generally as they come due or its trade payables within 90 days of invoice, (iii) makes a general assignment for the benefit of its creditors, (iv) is dissolved or liquidated in full or in part, (v) commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consents to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) takes any action for the purpose of effecting any of the foregoing, and an order for relief entered or such proceeding shall not be dismissed, discharged or stayed within 60 days of commencement.

               (c) Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced, and an order for relief entered or such proceeding shall not be dismissed, discharged or stayed within 60 days of commencement.

               (d) The Company (i) fails to issue Conversion Shares to the Holder or to cause its Transfer Agent to issue Conversion Shares, or, if applicable, cash, upon proper exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Note, (ii) fails to transfer or to cause its Transfer Agent to transfer any certificate for Conversion Shares issued to the Holder as and when required by this Note, and such transfer is otherwise lawful, or
                    (iii) fails to remove any restrictive legend or to cause its Transfer Agent to transfer any certificate or any Conversion Shares issued to the Holder as and when required by this Note or any other related agreement and such legend removal is otherwise lawful, and any such failure described in subclauses (i), (ii) or (iii) continues uncured for five Business Days.

               (e) The Company fails to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of the Company under this Note or any related agreement, provided the Holder has provided the Company notice and an opportunity to cure within ten trading days of any such event of default under this Section 4.1(e).

               (f) The Company (or any subsidiary thereof if guaranteed by the Company) defaults (unless the default is the subject of a bona fide dispute and the Company has set aside adequate reserves) in any of its obligations under any of the other Notes.

     4.2 Acceleration. If an Event of Default (other than an Event of Default specified in Section 4.1(b) or (c)) with respect to the Company occurs and is continuing, then the Holder may declare the outstanding principal and accrued interest on this Note and all other payments payable hereunder to be forthwith due and payable immediately, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company, to the fullest extent permitted by applicable law. If an Event of Default specified in Section 4.1(b) or (c) occurs and is continuing, then the outstanding principal and accrued interest on this Note and all other payments payable hereunder shall become and be immediately due and payable without any declaration or other act on the part of the
          Holder. The Holder by notice to the Company may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived. No such rescission shall affect any subsequent default or impair any right thereto.

5.       Conversion.
         ----------

     5.1 Conversion. Subject to the limitations set forth in Section 5.5, the Holder may, at any time before this Note has been repaid in full, elect to convert all or any portion of the outstanding principal (and accrued interest due, if elected by the Holder) into shares of Common Stock at the Conversion Rate.

     5.2  Conversion Procedure in the Event of Conversion.


          (a) Each conversion of this Note shall be effected by the surrender of this Note at the principal office of the Company at any time during normal business hours, together with a written notice by the Holder stating that the Holder desires to convert the entire, or a specified increment of, principal of this Note into Common Stock. Each conversion of a Note will be deemed to have been effected as of the close of business on the date on which this Note has been surrendered and the notice has been received, and at that time, the rights of the Holder of this Note will cease and the person or persons in whose name or names any certificate or certificates for Common Stock are to be issued upon conversion will be deemed to have become the Holder or Holders of record of the shares of Common Stock represented thereby.

          (b) Within two trading days after a conversion has been effected, the Company will deliver to the converting holder:

               (i) a certificate or certificates representing the number of shares of Common Stock issuable by reason of conversion in such name or names and such denomination or denominations as the converting holder has specified; and

               (ii) a replacement Note representing the principal amount of this
                    Note delivered to the Company in connection with the conversion but which was not converted.

          (c) The issuance of certificates for Common Stock upon conversion of this Note will be made without charge to the Holder of this Note for any tax in respect thereof or other cost incurred by the Company in connection with conversion and the related issuance of Common Stock. Upon conversion of any portion of this Note, the Company will take all actions as are necessary in order to ensure that the Common Stock issuable with respect to conversion will be validly issued, fully paid and nonassessable.

          (d) The Company will not close its books against the transfer of this Note or of the shares of Common Stock issued or issuable upon conversion of this Note in any manner which interferes with the timely conversion of this Note, and will at all times reserve for issuance the maximum number of shares of Common Stock into which this Note is convertible.

     5.3 Fractional Shares; Interest. No fractional shares shall be issued upon conversion of this Note. In lieu of Company issuing any fractional shares to the Holder upon the conversion of this Note, Company shall pay to the Holder an amount in cash equal to the product obtained by multiplying the Conversion Rate applied to effect such conversion by the fraction of a share not issued pursuant to the previous sentence. Upon conversion of this Note in full or the payment of outstanding amounts specified in this Note, the Company shall be released from all its obligations and liabilities under this Note.

     5.4 Conversion Rate. The initial Conversion Rate shall be $0.50 per share of Common Stock. The Conversion Rate shall be subject to adjustment as described in Section 6.

     5.5 Conversion Restrictions. Notwithstanding anything herein to the contrary, the Holder may not convert, and the Company may not cause the Holder to convert, this Note to the extent such conversion would result in the Holder, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 9.99% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion or exercise of this Note or any other instrument of the Company (including the Warrant which accompanied this Note) held by the Holder after application of this
          Section 5.5. Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 9.99% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section 5.5 will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the principal amount of this Note is convertible shall be the responsibility and obligation of the Holder. If the Holder has delivered a Conversion Notice for a principal amount of this Note that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum principal amount permitted to be converted on the Conversion Date in accordance with this Section 5.5. If this Note was not surrendered on the Conversion Date, the Company shall provide the Holder written notice of the amount actually converted. If the Holder surrendered this Note on the Conversion Date, the Company shall, at the option of the Holder, either retain any principal amount tendered for conversion in excess of the permitted amount hereunder for future conversions or return such excess portion of the Note to the Holder. The provisions of this Section 5.5 may be waived by the Holder (but only as to itself and not to any other holder of a Note or Warrant) in whole or in part (x) upon not less than 61 days prior notice to the Company and (y) immediately upon written notice to the Company in the event of the occurrence or notice of an intended or pending Change of Control. Other holders of Notes and Warrants shall be unaffected by any such waiver. For purposes of this Section 5.5, "Change of Control" means (i) the consolidation, merger or other business combination of the Company with or into another Person (other than (A) a consolidation, merger or other business combination in which holders of the Company's voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company), (ii) the sale or transfer of all or substantially all of the Company's assets, (iii) a purchase, tender or exchange offer made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock, or (iv) the execution by the Company of an agreement to which the Company is a party or by which it is bound providing for any of the events set forth in (i), (ii) or (iii) above.

6.       Adjustment of Conversion Rate.
         -----------------------------

         The Conversion Rate shall be adjusted from time to time as follows:

     6.1 Adjustment of Conversion Rate upon Subdivision or Combination of Common Stock. If the Company at any time after the date of issuance of this Note subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Rate in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock obtainable upon conversion of this Note will be proportionately increased. If the Company at any time after the date of issuance of this Note combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Rate in effect immediately prior to such combination will be proportionately increased and the number of shares of Common Stock obtainable upon conversion of this Note will be proportionately decreased. Any adjustment under this
          Section 6.1 shall become effective at the close of business on the date the subdivision or combination becomes effective

     6.2 Distribution of Assets. If the Company declares or makes any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement or other similar transaction) (a "Distribution"), at any time after the issuance of this Note, then, in each such case:

          (a) the Conversion Rate in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Conversion Rate by a fraction of which (A) the numerator shall be the Closing Sale Price of the Common Stock on the trading day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company's Board of Directors) applicable to one share of Common Stock, and (B) the denominator shall be the Closing Sale Price of the Common Stock on the trading day immediately preceding such record date; and

          (b) the number of Conversion Shares obtainable upon conversion of this Note shall be increased to a number of shares equal to the number of shares of Common Stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding clause (a).

     6.3 Certain Events. If any event occurs of the type contemplated by the provisions of this Section 6 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Conversion Rate and the number of shares of Common Stock obtainable upon conversion of this Note so as to protect the rights of the holders of the Notes; provided that no such adjustment will increase the Conversion Rate or decrease the number of shares of Common Stock obtainable as otherwise determined pursuant to this Section 6.

     6.4  Notices.

          (a) Immediately upon any adjustment of the Conversion Rate, the Company will give written notice thereof to the holder of this Note, setting forth in reasonable detail, and certifying, the calculation of such adjustment.

          (b) The Company will give written notice to the holder of this Note at least 20 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.

          (c) The Company will also give written notice to the holder of this Note at least 20 days prior to the date on which any Organic Change, dissolution or liquidation will take place, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.

7.       Costs.
         -----

         In addition to all unpaid principal and accrued interest due and payable hereunder, the Company agrees to pay to the Holder upon demand all reasonable costs and expenses incurred (including, without limitation reasonable fees and expenses of counsel) in connection with (a) the enforcement of the terms of or protection of the Holder's rights under this Note, (b) any waiver requested by the Company of the Holder's rights under this Note, (c) any proposed amendment, modification, refinancing, restructuring or work-out of the credit evidenced hereby and (d) collecting any obligations under this Note through reorganization, bankruptcy or any other proceeding.

8.       Usury.
         -----

         It is the express intent of the Company and the Holder that the payment of all or any portion of the outstanding principal amount of and accrued interest under this Note be exempt from the application of any applicable usury or similar laws under any state, federal or foreign jurisdiction. The Company hereby irrevocably waives, to the fullest extent permitted by law, any objection or defense which the Company may now or hereafter have to the payment when due of any and all Note principal or accrued interest arising out of or relating to a claim of usury or similar laws and the Company hereby agrees that neither it nor any of its affiliates shall in the future bring, commence, maintain, prosecute or voluntarily aid in any action at law, proceeding in equity or other legal proceeding against the Holder based on a claim that the Company's payment obligations under this Note violate the usury or similar laws of any state, federal or foreign jurisdiction. Notwithstanding the foregoing, if any interest is paid on this Note that is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

9.       Unconditional Obligation: Fees, Waivers, Other.
         ----------------------------------------------

         The Company and the Holder (by acceptance of this Note) agree as follows:

          (a) No forbearance, indulgence, delay or failure to exercise any right or remedy with respect to this Note shall operate as a waiver, nor as an acquiescence in any default, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof.

          (b) The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, notice of dishonor, protest, notice of protest, bringing of suit, and diligence in taking any action to collect amounts called for hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission with respect to the collection of any amount called for hereunder or in connection with any right at any and all times which the Holder had or is existing hereunder.
               10. Notices. -------

         All notices and other communications provided for hereunder shall be in writing and delivered, mailed or transmitted by any standard form of telecommunication. Notices and other communications to the Holder shall be directed to it at its address noted on the Company's records; and notices and other communications to the Company shall be directed to it at its address at National Coal Corporation, 319 Ebenezer Road, Knoxville, Tennessee 37923; or, as to each party, at such other address as shall be designated by such party in a written notice to the other party pursuant hereto. Any notice or other communication shall be deemed to have been duly given (a) when sent by Federal Express or other overnight delivery service of recognized standing, on the business day following deposit with such service; (b) when mailed by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when telecopied, upon confirmation of receipt. Any party hereto may by notice so given change its address for future notice hereunder.

11.      Payment.
         -------

     Except with respect to payments in kind that are permitted hereunder, payment shall be made in lawful tender of the United States.

12.      No Third Party Rights.
         ---------------------

         Nothing expressed in or to be implied from this Note is intended to give, or shall be construed to give, any person, other than the parties hereto and their permitted successors and assigns, any benefit or legal or equitable right, remedy or claim under or by virtue of this Note.

13.      Replacement of Note.
         -------------------

         Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note (or any security issued on conversion of this Note), the Company will issue a replacement instrument, at the Holder's expense, representing such securities in lieu of such lost, stolen, destroyed or mutilated instrument, provided that the Holder agrees to indemnify the Company for any losses incurred by the Company with respect to such instrument.

14.      Amendment.
         ---------

         Except as expressly provided herein, neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Note and signed by the Company and the Holder. This
Note is one of two similar Notes issued by the Company. Notwithstanding the foregoing, this Note may be amended, waived, discharged or terminated by a written instrument referencing this Note and signed by the Company and the holders of the outstanding Notes. Any such amendment, waiver, discharge or termination effected in accordance with the preceding sentence shall be binding upon each holder of any Notes of the Company outstanding.

15.      Governing Law.
         -------------

         This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the United States of America and the State of Tennessee, without application of conflicts of law principles.

16.      Waiver of Jury Trial.
         --------------------

         BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, AND UNDERSTANDING THEY ARE WAIVING A CONSTITUTIONAL RIGHT, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO, THIS NOTE, THE AGREEMENT AND/OR ANY RELATED AGREEMENT OR THE TRANSACTIONS COMPLETED HEREBY OR THEREBY.

         IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first written above.

                                                     NATIONAL COAL CORPORATION,
                                                     a Tennessee corporation


                                                     By:
                                                       ------------------------
                                                          Jon E. Nix, President